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BDO Seidman, LLP 1700 Market Street
Accountants and Consultants Philadelphia, Pennsylvania 19103
Telephone: (215) 241-1500
Fax: (215) 636-5501



CONSENT OF INDEPENDENT ACCOUNTANTS

HealthAxis Inc.
 East Norriton, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-4 of our report dated March 30, 1999, relating to the consolidated financial statements and schedules of HealthAxis Inc. (f/k/a Provident American Corporation) appearing in the Company's Annual Report on Form 10-K/A for the two years in the period ended December 31, 1998.


/s/ BDO Seidman, LLP
--------------------------
BDO SEIDMAN, LLP


Philadelphia, PA
February 11, 2000